Exhibit 5.1

Morgan-Smith Legal

August 2, 2023

Gelteq Limited

Level 4

100 Albert Road

South Melbourne VIC,

3025 Australia

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

1.	We have acted as Australian counsel to Gelteq Limited, an Australian corporation (the “Company”), in connection with its filing of a registration statement on Form F-1, No. 333-267169, and any amendment thereto (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”).

2.	The Registration Statement relates to the proposed offer, issue and sale by the Company to the public of up to 1,495,000 ordinary shares (the “Ordinary Shares”) of the Company, including up to 195,000 Ordinary Shares which may be purchased by the Underwriter (as defined below) pursuant to an option to purchase additional Ordinary Shares granted by the Company (the “Company Shares”), pursuant to the Underwriting Agreement (as defined below). In addition, there will be a resale by certain selling shareholders of the Company as stated in the Registration Statement (collectively, the “Selling Shareholders”) of up to 1,749,243 Ordinary Shares which are presently issued and outstanding (the “Resale Shares”) (together with the Ordinary Shares, the “Offering”).

3.	For the purposes of this opinion, we have:

a.	examined and relied upon copies of the documents listed in the Schedule hereto attached; and

b.	examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

4.	In such examination, we have assumed:

a.	the genuineness of all signatures;

b.	the authenticity of all documents submitted to us as originals;

c.	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

d.	the authenticity of the originals of such copies;

e.	all information contained in all documents reviewed by us is true and correct;

f.	that resolutions of the board of directors of the Company (the “Board”) that we have relied upon for the purposes of this opinion have not been, and will not be, varied or revoked after the date of this opinion and that the meetings of the Board (each director of the board of the Company, a “Director”) at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors’ interests or the power of interested Directors were duly observed;

g.	the accuracy of any searches obtained from the Australian Securities and Investments Commission (“ASIC”) in relation to the Company and its subsidiaries;

h.	the accuracy of any searches obtained from any other Australian agencies in relation to the Company, its subsidiaries and its Directors;

ABN 47 632 441 939 -169 Blues Point Road, North Sydney - New South Wales - Australia - Tel: +61 423 191 723

i.	each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder;

j.	each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity;

k.	the draft form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement, will be executed by the Company and R. F. Lafferty & Co. Inc. (the “Underwriter”); and

l.	the Board, or as the case may be, such person(s) as authorised by the Board, shall resolve to approve the allotment and issue of such number of Company Shares to be sold to the Underwriter under the Underwriting Agreement at the offering price at which such Company Shares will be offered.

5.	Our opinion is subject to:

a.	the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of issuance of any Securities thereunder); and

b.	the terms of the Offering being in conformity with the Company’s Constitution, the Australian Corporations Act 2001 (the “Corporations Act”) and the listing rules of the Nasdaq Stock Market LLC, and in the manner stated in the Registration Statement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

6.	Based upon and subject to the foregoing, we are of the opinion that:

a.	the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia in good standing (as such term is not defined under the Corporations Act, meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

b.	the Company is the sole shareholder of the subsidiaries it purports to wholly-own, and each of those subsidiaries is duly incorporated and validly existing under the laws of the Commonwealth of Australia in good standing (as such term is not defined under the Corporations Act, meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

c.	the Company is the sole unitholder of each of the unit trusts it purports to wholly-own;

d.	the issue of the Company Shares and the Resale Shares has been duly authorized;

e.	when issued and paid for as contemplated in the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of ordinary shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such ordinary shares, having fully paid all amounts due on such ordinary shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such ordinary shares); and

f.	the Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable.

7.	The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws, in particular as to whether an agreement or security which is governed by a law other than laws of the Commonwealth of Australia is valid and binding. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

8.	This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

9.	We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours sincerely,

For Morgan-Smith Legal Pty Ltd

SCHEDULE – LIST

Name of document
1.	the Registration Statement
2.	the Constitution of Gelteq Limited
3.	a search obtained from ASIC regarding Gelteq Limited
4.	a search obtained from ASIC regarding Nutrigel Pty Ltd
5.	a search obtained from ASIC regarding Sport Supplements Pty Ltd
6.	Securities register of Gelteq Limited
7.	Securities register of Nutrigel Pty Ltd and the corresponding units register pursuant to the Nutrigel Unit Trust Deed
8.	Securities register of Sport Supplements Pty Ltd and the corresponding Stapled Securityholders’ Agreement dated 28 May 2020 and the Sport Supplements Unit Trust Deed pertaining to the corresponding units.
9.	Draft copy of the Underwriting Agreement
10.	Copy of the unanimous written resolutions of the director Company approving the Company’s filing of the Registration Statement and issuance of the Ordinary Shares

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